Exhibit 99.1

CURBLINE PROPERTIES 4Q24 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED DECEMBER 31, 2024 RECENT ACQUISITION Shops at Olde Town Station, Arvada, Colorado CURB LISTED NYSE.

CURBLINE PROPERTIES
COMPANY & PORTFOLIO OVERVIEW

$2.4B
EQUITY MARKET CAPITALIZATION

97
PROPERTIES

3.1M
OWNED GLA

RETAILER MIX

29%
LOCAL
71%
NATIONAL

SHOP-TO-ANCHOR RATIO

7%
ANCHOR
32K SF
AVERAGE ASSET SIZE
93%
SHOP

TOP 5 MSAs

THE CURBLINE PORTFOLIO
$119K AVERAGE HOUSEHOLD INCOME

8%
MIDWEST & NORTHEAST
8%
MID-ATLANTIC
15%
WEST COAST
46%
SOUTHEAST
23%
SOUTHWEST, MOUNTAIN & TEXAS

All figures as of December 31, 2024.
All percentages are of ABR.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $2.4B MARKET CAPITALIZATION 97 PROPERTIES 3.1M GLA 32K AVERAGE ASSET SIZE THE CURBLINE PORTFOLIO 119K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR MIAMI 15% ATLANTA 11% PHOENIX 10% ORLANDO 6% HOUSTON 6% THE CURBLINE PROTFOLIO SOUTHEAST 46% SOUTHWEST MOUNTAIN & TEXAS 23% MIDWEST & NORTHEAST 8% WEST COAST 15% RETAILER MIX LOCAL 29% NATIONAL 71% PROPERTY COMPOSITION ANCHOR 7% SHOP 93% CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.sitecenters.com 323 Park Avenue, 27thFloor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE

Curbline Properties Corp.

Curbline Properties Corp. considers portions of the information in this supplement to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, (1) changes in general economic conditions, including inflation and interest rate volatility; (2) changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; (3) the impact of changes in consumer practices, retailing practices and the space needs of tenants; (4) dependence on the successful operations and financial condition of tenants, the loss of which, including as a result of downsizing or bankruptcy, could negatively impact rental income from our properties; (5) our ability to enter into new leases, and renew existing leases, on favorable terms; (6) our ability to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital; (7) potential environmental liabilities; (8) our ability to secure debt and equity financing on commercially acceptable terms or at all; (9) the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; (10) property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; (11) sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; (12) any change in strategy; (13) the impact of pandemics and other public health crises; (14) unauthorized access, use, theft or destruction of financial, operations or third-party data maintained in our information systems or by third parties on our behalf; (15) our ability to qualify as a REIT and to maintain REIT status once elected; and (16) the finalization of the financial statements for the period ended December 31, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's Registration Statement on Form 10 and any subsequent reports that we file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release
Curbline Properties Reports Fourth Quarter 2024 Results

For additional information:

Conor Fennerty, EVP and Chief Financial Officer

New York, New York, February 11, 2025 - Curbline Properties Corp. (NYSE: CURB) (the "Company" or "Curbline"), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended December 31, 2024.

“Curbline Properties had a very strong start on all fronts in its inaugural quarter as an independent publicly traded company as we look to scale the first public real estate company focused exclusively on convenience properties located on the curbline in the wealthiest submarkets in the United States,” commented David R. Lukes, President and Chief Executive Officer. “The Company is uniquely positioned in the public real estate sector with a differentiated investment focus and a net cash position at year end. In the fourth quarter, Curbline closed on the acquisition of 20 convenience shopping centers for $206.1 million along with a $500 million credit facility providing additional liquidity and investment capacity. Lastly, demand and interest for available space remains elevated highlighting the depth of leasing prospects for the Company’s largely homogenous unit sizes.”

Results for the Fourth Quarter

•
On October 1, 2024, Curbline completed the previously announced spin-off from SITE Centers Corp. (“SITE Centers”) pursuant to which SITE Centers contributed 79 convenience properties to the Company. SITE Centers shareholders received two shares of Curbline common stock for every one common share of SITE Centers held at the close of business on the record date of September 23, 2024. The timing of the spin-off may impact comparability between the fourth quarter and prior periods, as the results prior to the spin-off do not represent the historical results of a legal entity, but rather a combination of entities under common control that have been “carved-out” of SITE Centers’ consolidated financial statements and presented on a combined basis.
•
Fourth quarter net income attributable to Curbline was $11.5 million, or $0.11 per diluted share, as compared to net income of $7.6 million, or $0.07 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions and an increase in interest income, partially offset by an increase in general and administrative expenses.
•
Fourth quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $23.8 million, or $0.23 per diluted share, compared to $17.9 million, or $0.17 per diluted share, in the year-ago period. The increase year-over-year primarily was due to an increase in net operating income from acquisitions and an increase in interest income, partially offset by an increase in general and administrative expenses.

Significant Fourth Quarter Activity and Recent Activity

•
Acquired 20 convenience shopping centers during the fourth quarter for an aggregate price of $206.1 million.
•
In October 2024, the Company closed on a $500 million credit facility which includes a revolving credit facility in the amount of $400.0 million and an unsecured, delayed draw term loan facility in the amount of $100.0 million. As of December 31, 2024, there was no balance on the revolving credit facility and the term loan was undrawn.
•
In October 2024, the Company entered into a forward interest rate swap agreement to fix the variable-rate component of the Company's $100.0 million Term Loan Facility. The all-in rate of the Term Loan Facility will be fixed at 5.078% based on the loan’s current applicable spread.

•
Acquired two convenience shopping centers during the first quarter to date for an aggregate price of $7.7 million.

Key Quarterly and Annual Operating Results

•
Reported an increase of 5.8% in same-property net operating income (“SPNOI”) for the year ended December 31, 2024 compared to December 31, 2023.
•
Generated cash new leasing spreads of 30.5% and cash renewal leasing spreads of 10.3% for the year ended December 31, 2024 and cash new leasing spreads of 15.0% and cash renewal leasing spreads of 9.5%, for the fourth quarter of 2024.
•
Generated straight-lined new leasing spreads of 54.0% and straight-lined renewal leasing spreads of 21.2% for the year ended December 31, 2024 and straight-lined new leasing spreads of 36.9% and straight-lined renewal leasing spreads of 16.9% for the fourth quarter of 2024.
•
Reported a leased rate of 95.5% at December 31, 2024 compared to 95.4% at September 30, 2024 and 96.7% at December 31, 2023. The year-over-year decline was primarily related to the impact of acquisitions.
•
As of December 31, 2024, the Signed Not Opened (“SNO”) spread was 160 basis points, representing $4.6 million of annualized base rent.

2025 Guidance

The Company estimates net income attributable to Curbline for 2025 to be from $0.48 to $0.56 per diluted share and Operating FFO to be from $0.97 to $1.01 per diluted share. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

FY 2025E Per Share — Diluted
Net income attributable to Curbline	$0.48 — $0.56
Depreciation and amortization of real estate	0.49 — 0.45
FFO (NAREIT) and Operating FFO	$0.97 — $1.01

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is publicly traded under the ticker symbol “CURB” on the NYSE and plans to elect to be treated as a REIT for U.S. federal income tax purposes. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, curbline.com, or for audio only, dial 800-715-9871(U.S.) or 646-307-1963 (international) using pass code 6823859 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at curbline.com for further review. You may also access the telephone replay by dialing 800-770-2030 or 609-800-9909 (international) using passcode 6823859 through February 18, 2025. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles and income (loss) from non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses NOI, a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis or “SPNOI.” The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company's projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, (1) changes in general economic conditions, including inflation and interest rate volatility; (2) changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; (3) the impact of changes in consumer practices, retailing practices and the space needs of tenants; (4) dependence on the successful operations and financial condition of tenants, the loss of which, including as a result of downsizing or bankruptcy, could negatively impact rental income from our properties; (5) our ability to enter into new leases, and renew existing leases, on favorable terms; (6) our ability to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital; (7) potential environmental liabilities; (8) our ability to secure debt and equity financing on commercially acceptable terms or at all; (9) the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; (10) property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; (11) sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; (12) any change in strategy; (13) the impact of pandemics and other public health crises; (14) unauthorized access, use, theft or destruction of financial, operations or third-party data maintained in our information systems or by third parties on our behalf; (15) our ability to qualify as a REIT and to maintain REIT status once elected; and (16) the finalization of the financial statements for the period ended December 31, 2024. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's Registration Statement on Form 10 and any subsequent reports that we file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		4Q24	4Q23	12M24	12M23
	Revenues:
	Rental income (1)	$34,642	$25,307	$120,028	$93,004
	Other property revenues	282	163	853	656
		34,924	25,470	120,881	93,660
	Expenses:
	Operating and maintenance	4,628	3,113	14,159	10,653
	Real estate taxes	4,137	2,443	13,444	11,261
		8,765	5,556	27,603	21,914

	Net operating income	26,159	19,914	93,278	71,746

	Other income (expense):
	Interest expense	(485)	(354)	(901)	(1,520)
	Interest income	7,810	0	7,810	0
	Depreciation and amortization	(12,192)	(8,810)	(41,911)	(31,993)
	General and administrative (2)	(10,134)	(1,801)	(17,439)	(5,215)
	Other income (expense), net (3)	318	(1,323)	(30,560)	(2,376)
	Gain on disposition of real estate	0	0	0	371
	Income before taxes	11,476	7,626	10,277	31,013
	Tax expense	(4)	0	(4)	0
	Net income	11,472	7,626	10,273	31,013
	Non-controlling interests	(11)	0	(11)	0
	Net income attributable to Curbline	11,461	7,626	10,262	31,013

	Weighted average shares – Basic – EPS	104,860	104,860	104,860	104,860
	Assumed conversion of diluted securities	355	0	355	0
	Weighted average shares – Diluted – EPS	105,215	104,860	105,215	104,860

	Earnings per share of common stock – Basic	$0.11	$0.07	$0.10	$0.30
	Earnings per share of common stock – Diluted	$0.11	$0.07	$0.09	$0.30

	Note: Amounts prior to October 1, 2024 have been carved out of SITE Centers' consolidated financial statements which may impact the comparability between the fourth quarter and prior periods.

(1)	Rental income:
	Minimum rents	$21,189	$15,591	$72,804	$57,498
	Ground lease minimum rents	2,858	2,541	10,819	9,918
	Straight-line rent, net	753	361	1,979	1,553
	Amortization of (above)/below-market rent, net	700	443	2,710	1,505
	Percentage and overage rent	424	407	854	880
	Recoveries	8,132	5,838	26,539	21,602
	Uncollectible revenue	33	(13)	(479)	(407)
	Ancillary and other rental income	234	139	635	412
	Lease termination fees	319	0	4,167	43

(2)	SITE SSA gross up	($499)	0	($499)	0

(3)	Other income (expense), net:
	Transaction costs	($181)	($1,297)	($30,849)	($2,334)
	Debt extinguishment costs	0	(26)	(182)	(26)
	SITE SSA gross up	499	0	499	0
	Other	0	0	(28)	(16)

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	4Q24	4Q23	12M24	12M23
Net income attributable to Curbline	$11,461	$7,626	$10,262	$31,013
Depreciation and amortization of real estate	12,192	8,810	41,911	31,993
Income from non-controlling interest	(11)	0	(11)	0
Gain on disposition of real estate, net	0	0	0	(371)
FFO attributable to Curbline	$23,642	$16,436	$52,162	$62,635
Transaction, debt extinguishment and other	181	1,443	31,335	2,864
Total non-operating items, net	181	1,443	31,335	2,864
Operating FFO attributable to Curbline	$23,823	$17,879	$83,497	$65,499

Weighted average shares & units – Basic: FFO & OFFO	104,860	104,860	104,860	104,860
Assumed conversion of dilutive securities	355	0	355	0
Weighted average shares & units – Diluted: FFO & OFFO	105,215	104,860	105,215	104,860

FFO per share – Basic	$0.23	$0.16	$0.50	$0.60
FFO per share – Diluted	$0.22	$0.16	$0.50	$0.60
Operating FFO per share – Basic	$0.23	$0.17	$0.80	$0.62
Operating FFO per share – Diluted	$0.23	$0.17	$0.79	$0.62

Capital expenditures:
Maintenance capital expenditures	238
Tenant allowances and landlord work, net	944
Leasing commissions, net	254

Certain non-cash items:
Straight-line rent	753
Amortization of below-market rent/(above), net	700
Amortization of below-market ground lease (lessee)	(17)
Loan cost amortization	(253)
Stock compensation expense	(3,825)

Curbline Properties Corp.

Balance Sheet

	$ in thousands
		At Period End
		4Q24	4Q23
	Assets:
	Land	$490,563	$316,212
	Buildings	841,912	622,414
	Fixtures and tenant improvements	80,636	58,676
		1,413,111	997,302
	Depreciation	(165,350)	(136,168)
		1,247,761	861,134
	Construction in progress and land	14,456	13,504
	Real estate, net	1,262,217	874,638

	Cash	626,409	566
	Restricted cash	0	155
	Receivables and straight-line rents (1)	15,887	11,528
	Amounts receivable from SITE Centers	33,762	0
	Intangible assets, net (2)	82,670	34,330
	Other assets, net	12,153	415
	Total Assets	2,033,098	921,632

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Secured debt	0	25,758
		0	25,758
	Dividends payable	26,674	0
	Other liabilities (3)	63,867	33,236
	Total Liabilities	90,541	58,994

	Common stock	1,050	0
	Paid-in capital	1,954,548	0
	Distributions in excess of net income	(15,021)	0
	Net parent investment	0	862,638
	Accumulated comprehensive income	1,207	0
	Non-controlling interest	773	0
	Total Equity	1,942,557	862,638

	Total Liabilities and Equity	$2,033,098	$921,632

(1)	Straight-line rents (including fixed CAM), net	$9,949	$8,044

(2)	Below-market leases (as lessee)	14,858	0

(3)	Below-market leases, net	40,149	21,243

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	4Q24	4Q23	12M24	12M23
GAAP Reconciliation:
Net income attributable to Curbline	$11,461	$7,626	$10,262	$31,013
Interest expense	485	354	901	1,520
Interest income	(7,810)	0	(7,810)	0
Depreciation and amortization	12,192	8,810	41,911	31,993
General and administrative	10,134	1,801	17,439	5,215
Other expense (income), net	(318)	1,323	30,560	2,376
Gain on disposition of real estate	0	0	0	(371)
Tax expense	4	0	4	0
Non-controlling interests	11	0	11	0
Total Curbline NOI	26,159	19,914	93,278	71,746
Less: Non-Same Property NOI	(8,575)	(2,845)	(24,845)	(7,040)
Total Same-Property NOI	$17,584	$17,069	$68,433	$64,706

Total Curbline NOI % Change	31.4%		30.0%
Same-Property NOI % Change	3.0%		5.8%

Curbline Properties Corp.

Portfolio Summary

						12/31/2024	9/30/2024
Quarterly Operational Overview
Properties						97	79

Owned GLA						2,699	2,345
Ground lease GLA						399	362
Total GLA						3,098	2,707

Base Rent PSF						$35.62	$35.65
Commenced Rate						93.9%	93.8%
Leased Rate						95.5%	95.4%

Quarterly SPNOI						3.0%	-

TTM New Leasing (GLA in 000's)						84	95
TTM Renewals (GLA in 000's)						225	238
TTM Total Leasing (GLA in 000's)						309	333

TTM Cash New Rent Spreads						30.5%	23.9%
TTM Cash Renewal Rent Spreads						10.3%	10.1%
TTM Cash Blended New and Renewal Rent Spreads						13.3%	12.1%

TTM GAAP New Rent Spreads						54.0%	48.5%
TTM GAAP Renewal Rent Spreads						21.2%	21.2%
TTM GAAP Blended New and Renewal Rent Spreads						25.9%	25.2%

Top 20 MSA's

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Miami-Fort Lauderdale-West Palm Beach, FL	6	450	14.5%	$15,513	15.0%	$35.83
2	Atlanta-Sandy Springs-Roswell, GA	13	386	12.5%	11,007	10.7%	$30.37
3	Phoenix-Mesa-Scottsdale, AZ	11	275	8.9%	9,865	9.6%	$38.99
4	Orlando-Kissimmee-Sanford, FL	3	155	5.0%	6,422	6.2%	$43.34
5	Houston-The Woodlands-Sugar Land, TX	6	184	5.9%	6,276	6.1%	$41.42
6	San Francisco-Oakland-Hayward, CA	2	128	4.1%	5,711	5.5%	$54.93
7	Los Angeles-Long Beach-Anaheim, CA	3	134	4.3%	5,022	4.9%	$40.05
8	Denver-Aurora-Lakewood, CO	6	142	4.6%	4,691	4.5%	$37.68
9	Charlotte-Concord-Gastonia, NC-SC	4	176	5.7%	4,150	4.0%	$23.59
10	Tampa-St. Petersburg-Clearwater, FL	4	117	3.8%	3,953	3.8%	$35.36
11	Sacramento-Roseville-Arden-Arcade, CA	2	89	2.9%	3,640	3.5%	$41.27
12	Columbus, OH	2	82	2.6%	2,723	2.6%	$35.34
13	Washington-Arlington-Alexandria, DC-VA-MD-WV	3	49	1.6%	2,468	2.4%	$50.72
14	Austin-Round Rock-Georgetown, TX	2	66	2.1%	1,973	1.9%	$30.92
15	Trenton, NJ	1	62	2.0%	1,826	1.8%	$29.41
16	Raleigh, NC	1	62	2.0%	1,511	1.5%	$29.68
17	Richmond, VA	2	41	1.3%	1,500	1.5%	$36.37
18	Memphis, TN-MS-AR	1	66	2.1%	1,384	1.3%	$23.63
19	San Antonio-New Braunfels, TX	2	51	1.6%	1,238	1.2%	$25.74
20	Boston-Cambridge-Newton, MA-NH	1	19	0.6%	1,164	1.1%	$61.23
	Other	22	364	11.7%	11,181	10.8%	$31.87
	Total	97	3,098	100.0%	$103,218	100.0%	$35.62

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

Capital Structure	December 31, 2024
Market Value Per Share	$23.22

Common Stock	105,044
OP Units	0
Total Common Stock	105,044

Total Equity Market Capitalization	$2,439,122

Unsecured Credit Facilities	0
Unsecured Term Loan	0
Total Debt	0
Less: Cash (including restricted cash)	626,409
Net Debt	(626,409)

Total Enterprise Value	$1,812,713

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+1.35%
Unsecured Term Loan ($100m)	0	Oct-29	5.08%
Total Debt	$0

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown as swapped or capped all-in interest rate where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI			Annual Same-Property NOI
	4Q24	4Q23	Change	12M24	12M23	Change

Same Property - Leased rate	96.1%	96.4%	(0.3%)	96.1%	96.4%	(0.3%)
Same Property - Commenced rate	95.1%	94.9%	0.2%	95.1%	94.9%	0.2%

Revenues:
Minimum rents	$17,126	$16,536		$67,537	$64,211
Recoveries	5,875	5,320		21,552	20,351
Uncollectible revenue	72	(26)		(325)	(406)
Percentage and overage rents	375	407		801	880
Ancillary and other rental income	378	278		1,292	1,037
	23,826	22,515	5.8%	90,857	86,073	5.6%
Expenses:
Operating and maintenance	(3,006)	(3,143)		(11,006)	(10,774)
Real estate taxes	(3,236)	(2,303)		(11,418)	(10,593)
	(6,242)	(5,446)	14.6%	(22,424)	(21,367)	4.9%
Total Comparable SPNOI	$17,584	$17,069	3.0%	$68,433	$64,706	5.8%

Non-Same Property NOI	8,575	2,845		24,845	7,040
Total Curbline NOI	$26,159	$19,914	31.4%	$93,278	$71,746	30.0%

Same Property NOI Operating Margin	73.8%	75.8%		75.3%	75.2%
Same Property NOI Recovery Rate	94.1%	97.7%		96.1%	95.2%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 7.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
4Q24	4	7,375	$46.22	15.0%	36.9%	4	7,375	$46.22	8.4	7,375	$51.48	$6.02	$2.95	$8.97	$42.51	8.4
3Q24	3	7,113	$40.80	9.0%	25.1%	8	17,600	$50.14	10.7	8,737	$46.35	$2.55	$2.28	$4.83	$41.52	9.4
2Q24	5	15,988	$47.07	64.5%	97.3%	9	30,991	$47.99	10.7	23,323	$49.20	$5.01	$2.12	$7.13	$42.07	10.9
1Q24	3	5,916	$35.73	4.9%	21.8%	5	28,073	$26.98	13.6	5,916	$39.82	$2.22	$2.45	$4.67	$35.15	8.7
	15	36,392	$43.83	30.5%	54.0%	26	84,039	$41.27	11.5	45,351	$47.80	$4.39	$2.30	$6.69	$41.11	9.9

Renewals
4Q24	18	45,118	$29.54	9.5%	16.9%	18	45,118	$29.54	4.1	45,118	$30.30	$0.14	$0.00	$0.14	$30.16	4.1
3Q24	15	39,070	$32.47	8.1%	17.7%	15	39,070	$32.47	5.2	39,070	$33.98	$0.00	$0.02	$0.02	$33.96	5.2
2Q24	23	83,327	$35.39	14.7%	28.7%	23	83,327	$35.39	7.4	83,327	$38.12	$0.00	$0.00	$0.00	$38.12	7.4
1Q24	24	57,860	$42.36	7.0%	16.8%	24	57,860	$42.36	5.2	57,860	$44.16	$0.00	$0.00	$0.00	$44.16	5.2
	80	225,375	$35.50	10.3%	21.2%	80	225,375	$35.50	5.8	225,375	$37.39	$0.02	$0.00	$0.02	$37.37	5.8

New + Renewals
4Q24	22	52,493	$31.88	10.6%	20.7%	22	52,493	$31.88	4.7	52,493	$33.27	$1.61	$0.74	$2.35	$30.92	4.7
3Q24	18	46,183	$33.76	8.2%	19.1%	23	56,670	$37.96	6.9	47,807	$36.24	$0.73	$0.67	$1.40	$34.84	6.0
2Q24	28	99,315	$37.27	22.3%	38.9%	32	114,318	$38.81	8.3	106,650	$40.55	$1.45	$0.62	$2.07	$38.48	8.2
1Q24	27	63,776	$41.75	6.9%	17.2%	29	85,933	$37.34	8.0	63,776	$43.76	$0.32	$0.36	$0.68	$43.08	5.5
	95	261,767	$36.66	13.3%	25.9%	106	309,414	$37.07	7.4	270,726	$39.13	$1.13	$0.59	$1.72	$37.41	6.5

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	5	11	0.4%	$313	0.3%	$28.45
2025	79	194	6.7%	7,124	6.9%	$36.72
2026	107	258	8.9%	9,243	9.0%	$35.83
2027	135	350	12.0%	13,007	12.6%	$37.16
2028	165	530	18.2%	17,820	17.3%	$33.62
2029	103	251	8.6%	8,837	8.6%	$35.21
2030	74	249	8.6%	8,894	8.6%	$35.72
2031	51	128	4.4%	4,658	4.5%	$36.39
2032	74	211	7.3%	7,913	7.7%	$37.50
2033	93	282	9.7%	10,094	9.8%	$35.79
2034	75	239	8.2%	8,843	8.6%	$37.00
Thereafter	41	206	7.1%	6,472	6.3%	$31.42
Total	1,002	2,909	100.0%	$103,218	100.0%	$35.48

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	22	$2,477	2.4%	43	1.4%
2	Darden (1)	8	1,586	1.5%	54	1.7%
3	JPMorgan Chase	7	1,315	1.3%	30	1.0%
4	Verizon	8	1,265	1.2%	27	0.9%
5	Total Wine & More	2	1,259	1.2%	49	1.6%
6	AFC Urgent Care	8	1,187	1.1%	41	1.3%
7	Inspire Brands (2)	16	1,173	1.1%	30	1.0%
8	Chipotle	9	1,063	1.0%	23	0.7%
9	AT&T	12	963	0.9%	25	0.8%
10	Cracker Barrel (3)	5	954	0.9%	36	1.2%
11	CVS	4	947	0.9%	38	1.2%
12	Xponential Fitness (4)	13	932	0.9%	26	0.8%
13	Wells Fargo	5	895	0.9%	21	0.7%
14	Chick-Fil-A	5	882	0.9%	26	0.8%
15	Brinker International (Chili's)	5	827	0.8%	29	0.9%
16	FedEx	5	822	0.8%	21	0.7%
17	Five Guys	7	807	0.8%	17	0.5%
18	JAB Holding (5)	6	792	0.8%	23	0.7%
19	Nordstrom Rack	1	788	0.8%	31	1.0%
20	Williams-Sonoma (West Elm)	1	788	0.8%	18	0.6%
21	Torchy's Tacos	4	758	0.7%	17	0.5%
22	Amwins Insurance	2	757	0.7%	12	0.4%
23	Mattress Firm	5	755	0.7%	21	0.7%
24	Pacific Dental	6	705	0.7%	18	0.6%
25	McDonald's	5	686	0.7%	23	0.7%
	Top 25 Total	171	$25,383	24.6%	699	22.6%
	Total Portfolio		$103,218	100.0%	3,098	100.0%

(1) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(2) Dunkin (7) / Jimmy John's (5) / Buffalo Wild Wings (3) / Baskin Robbins (1)
(3) Cracker Barrel (3) / Maple Street Biscuit (2)
(4) Club Pilates (3) / Yoga Six (3) / Cyclebar (2) / Pure Barre (2) / Stretchlab (2) / BFT (1)
(5) Panera Bread (4) / Bruegger's Bagels (1) / Einstein Bros. Bagels (1)

Curbline Properties Corp.

Transactions

$ and GLA in thousands

Acquisitions			Owned
	Property Name	MSA	GLA	Price
02/14/24	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	22	$10,650
03/29/24	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	15	8,460
		1Q 2024 Total	37	$19,110

05/24/24	Wilmette Center	Chicago-Naperville-Elgin, IL-IN-WI	9	$2,850
05/30/24	Meadowmont Village	Raleigh, NC	62	26,534
05/31/24	Sunrise Plaza	Sebastian-Vero Beach-West Vero Corridor, FL	17	5,500
06/13/24	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	6	2,100
06/14/24	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	82	17,750
		2Q 2024 Total	176	$54,734

07/02/24	Crocker Commons	Cleveland-Elyria, OH	29	$18,500
07/26/24	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	20	8,250
08/22/24	Village Plaza	Houston-The Woodlands-Sugar Land, TX	42	31,000
08/23/24	Brookhaven Station	Atlanta-Sandy Springs-Roswell, GA	45	30,200
09/09/24	Loma Alta Station	San Diego-Carlsbad, CA	35	12,350
09/12/24	Nine Mile Corner	Denver-Aurora-Lakewood, CO	18	10,880
09/18/24	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	77	34,150
		3Q 2024 Total	266	$145,330

10/02/24	Shops at Bay Pines	Tampa-St. Petersburg-Clearwater, FL	9	$4,650
10/15/24	Narcoossee Cove North	Orlando-Kissimmee-Sanford, FL	16	13,200
10/18/24	6-Property Portfolio	Various	84	25,100
10/28/24	Worthington Plaza	Columbus, OH	11	6,675
11/04/24	Houston Levee Galleria	Memphis, TN-MS-AR	66	19,200
11/04/24	Independence Point	Kansas City, MO-KS	7	4,600
11/04/24	Shops at Riverdale Commons	Minneapolis-St. Paul-Bloomington, MN-WI	10	8,175
11/13/24	Santa Margarita Market Place	Los Angeles-Long Beach-Anaheim, CA	29	22,760
11/21/24	Shops at Olde Town Station	Denver-Aurora-Lakewood, CO	15	9,900
11/22/24	Scenic Plaza	Atlanta-Sandy Springs-Roswell, GA	20	8,201
12/12/24	Magnolia Point	Houston-The Woodlands-Sugar Land, TX	45	28,373
12/17/24	Nine Mile Corner - Phase II	Denver-Aurora-Lakewood, CO	13	12,375
12/20/24	Magnolia Point - Phase II	Houston-The Woodlands-Sugar Land, TX	9	1,333
12/20/24	Shops at West Carmel Marketplace	Indianapolis-Carmel-Greenwood, IN	32	9,600
12/30/24	Shops at Prasada North	Phoenix-Mesa-Scottsdale, AZ	33	32,000
		4Q 2024 Total	399	$206,142

		Total 2024	878	$425,316

01/16/25	Navarre Crossing	Toledo, OH	15	$4,950
01/24/25	Shops at Gilbert Crossroads - Phase II	Phoenix-Mesa-Scottsdale, AZ	3	2,700
		1Q 2025 QTD	18	$7,650

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2024

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
1	Shops at Tiger Town	Auburn-Opelika, AL	Opelika	AL	10	$26.11
2	Promenade Plaza	Birmingham-Hoover, AL	Alabaster	AL	13	$27.04
3	Hampton Cove Corner	Huntsville, AL	Huntsville	AL	14	$23.97
4	Madison Station	Huntsville, AL	Madison	AL	28	$22.76
5	Shops at Saraland	Mobile, AL	Saraland	AL	10	$19.23
6	Eastchase Point	Montgomery, AL	Montgomery	AL	8	$25.56
7	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	7	$43.58
8	Shops at Gilbert Crossroads	Phoenix-Mesa-Scottsdale, AZ	Gilbert	AZ	15	$39.06
9	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	4	$56.22
10	Shops at Lake Pleasant	Phoenix-Mesa-Scottsdale, AZ	Peoria	AZ	47	$40.73
11	Deer Valley Plaza	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	38	$35.23
12	Paradise Village Plaza	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	84	$36.18
13	Red Mountain Corner	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	6	$24.40
14	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	21	$41.91
15	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	10	$37.66
16	Shops at Prasada North	Phoenix-Mesa-Scottsdale, AZ	Surprise	AZ	33	$47.34
17	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	11	$38.08
18	Crossroads Marketplace	Los Angeles-Long Beach-Anaheim, CA	Chino Hills	CA	77	$35.04
19	Shops on Summit	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	27	$45.72
20	Santa Margarita Market Place	Los Angeles-Long Beach-Anaheim, CA	Rancho Santa Margarita	CA	29	$47.53
21	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	32	$42.91
22	Creekside Shops	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	57	$40.37
23	Loma Alta Station	San Diego-Carlsbad, CA	Oceanside	CA	35	$26.12
24	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	75	$50.74
25	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	53	$59.86
26	Shops at Olde Town Station	Denver-Aurora-Lakewood, CO	Arvada	CO	15	$39.85
27	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	17	$41.46
28	Shops at University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	26	$45.41
29	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	9	$38.13
30	Nine Mile Corner	Denver-Aurora-Lakewood, CO	Erie	CO	31	$41.73
31	Parker Station	Denver-Aurora-Lakewood, CO	Parker	CO	45	$29.79
32	Estero Crossing	Cape Coral-Fort Mysers, FL	Estero	FL	34	$33.96
33	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	117	$43.15
34	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	56	$47.49
35	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	134	$19.36
36	Collection at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	119	$41.61
37	Shops at the Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	14	$36.14
38	Shops at Midway	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	10	$47.48
39	Shops at Carillon	Naples-Immokalee-Marco Island, FL	Naples	FL	15	$26.95
40	Shops at Casselberry	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	8	$38.50
41	Narcoossee Cove	Orlando-Kissimmee-Sanford, FL	Orlando	FL	16	$49.00
42	Shops at the Grove	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	131	$42.90
43	Sunrise Plaza	Sebastian-Vero Beack-West Vero Corridor FL	Vero Beach	FL	16	$24.84
44	Shops at Lake Brandon	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	12	$40.50
45	Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	52	$29.97
46	Shops at Bay Pines	Tampa-St. Petersburg-Clearwater, FL	St. Petersburg	FL	9	$36.53
47	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	44	$40.69
48	Alpha Soda Center	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	15	$40.49
49	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	8	$30.62
50	Brookhaven Station	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	44	$36.77
51	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	69	$32.97
52	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	20	$25.87
53	Marketplace Plaza North	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	37	$33.81
54	Marketplace Plaza South	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	44	$31.45
55	Plaza at Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	9	$16.28
56	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	Kennesaw	GA	19	$46.59

Curbline Properties Corp.

Property List

GLA in thousands; as of December 31, 2024

#	Center	MSA	Location	ST	Owned GLA	ABR PSF
57	Roswell Market Center	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	82	$17.50
58	Presidential Plaza North	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	11	$42.50
59	Presidential Plaza South	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	10	$40.29
60	Scenic Plaza	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	20	$29.82
61	Wilmette Center	Chicago-Naperville-Elsin IL-IN-WI	Wilmette	IL	9	$31.82
62	Shops at West Carmel Marketplace	Indianapolis-Carmel-Greenwood, IN	Carmel	IN	32	$24.12
63	Shops at Framingham	Boston-Cambridge-Newton, MA-NH	Framingham	MA	19	$61.23
64	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	30	$37.69
65	Shops at Riverdale Commons	Minneapolis-St. Paul-Bloomington, MN-WI	Coon Rapids	MN	10	$53.44
66	Independence Point	Kansas City, MO-KS	Independence	MO	7	$41.22
67	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	20	$36.79
68	Point at University	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	14	$38.65
69	Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	132	$18.59
70	Carolina Station	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	10	$41.59
71	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	62	$29.68
72	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	21	$37.18
73	Shops at Hamilton	Trenton, NJ	Hamilton	NJ	62	$29.41
74	Crocker Commons	Cleveland-Elyria, OH	Westlake	OH	29	$41.92
75	Shops on Polaris	Columbus, OH	Columbus	OH	71	$34.77
76	Worthington Plaza	Columbus, OH	Worthington	OH	11	$39.24
77	Shops at Tanasbourne	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	5	$32.60
78	Shops at Echelon Village	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	4	$49.52
79	Houston Levee Galleria	Memphis, TN-MS-AR	Collierville	TN	66	$23.63
80	Maple Corner	Nashville-Davidson-Murfreesboro-Franklin, TN	Hendersonville	TN	20	$29.71
81	Oaks at Slaughter	Austin, TX	Austin	TX	26	$35.66
82	Vintage Plaza	Austin, TX	Round Rock	TX	41	$28.03
83	Grove at Harper's Preserve	Houston-The Woodlands-Sugar Land, TX	Conroe	TX	21	$32.93
84	Briarcroft Center	Houston-The Woodlands-Sugar Land, TX	Houston	TX	33	$43.00
85	Marketplace at 249	Houston-The Woodlands-Sugar Land, TX	Houston	TX	17	$37.83
86	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	26	$49.88
87	Village Plaza	Houston-The Woodlands-Sugar Land, TX	Houston	TX	42	$42.00
88	Magnolia Point	Houston-The Woodlands-Sugar Land, TX	Magnolia	TX	45	$41.45
89	Bandera Corner	San Antonio-New Braunfels, TX	San Antonio	TX	3	$22.46
90	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	48	$25.96
91	Emmet Street North	Charlottesville, VA	Charlottesville	VA	11	$52.46
92	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	2	$78.55
93	Towne Crossing Shops	Richmond, VA	Midlothian	VA	7	$39.79
94	White Oak Plaza	Richmond, VA	Richmond	VA	34	$35.66
95	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$42.54
96	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	19	$59.15
97	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	10	$50.61

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prior to the Spin-off

The historical results of operations, liquidity and capital resources of Curbline prior to the spin-off do not represent the historical results of operations, liquidity and capital resources of a legal entity, but rather a combination of entities under common control that have been “carved-out” of SITE Centers’ consolidated financial statements and presented on a combined basis, in each case, in accordance with GAAP.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles and income (loss) from non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and

Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net (loss) income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. SPNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.sitecenters.com 323 Park Avenue, 27th Floor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE